Exhibit 4.1

AMENDMENT NO. 1 TO WARRANT AGREEMENT

Amendment No. 1 to Warrant Agreement, dated August 9, 2025 (the “Amendment”), between U.S. Gold Corp., a Nevada corporation (the “Company”), and [●] (the “Warrantholder”).

WHEREAS, the Company and the Warrantholder entered into that that certain Warrant Agreement, dated August 10, 2020 (the “Warrant,” “Warrant Agreement,” or “Agreement”);

WHEREAS, the Company and the Warrantholder desire to amend the Warrant as set forth in this Amendment; and

WHEREAS, capitalized terms used but not defined herein are as defined in the Warrant.

THEREFORE, the Company and the Warrantholder do hereby agree as follows:

1. The first sentence of the second paragraph of Section 3(a) of the Warrant is hereby deleted in its entirety and replaced with the following:

“The Purchase Price may be paid at the Warrantholder’s election either (i) by cash or check or (ii) by surrender of all or a portion of the Warrant for shares of Common Stock to be exercised under this Agreement and, if applicable, an amended Agreement setting forth the remaining number of shares purchasable hereunder, as determined below (“Net Issuance”).”

2. Subject to the terms and conditions set forth in this Amendment, the Warrant is hereby amended to the extent necessary to give effect to the provisions of this Amendment and to incorporate this Amendment into the Warrant. The Warrant, together with this Amendment, shall be read together and have effect so far as practicable as though the provisions thereof and the relevant provisions hereof are contained in one document. In the event of any ambiguous or conflicting terms, the Warrant shall be read together with this Amendment, and the provisions of this Amendment shall control over such conflicting terms.

3. All other terms of the Warrant remain in full force and effect and are incorporated herein by this reference.

4. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and shall be binding upon all parties, their successors and assigns, and all of which taken together shall constitute one and the same Amendment. A signature delivered by facsimile or email shall constitute an original.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

COMPANY:

U.S. GOLD CORP.

By:
Name:	George M. Bee
Title:	Chief Executive Officer

[WARRANTHOLDER SIGNATURE PAGE ON NEXT PAGE]

Name of Warrantholder:	____________________________________________________________________________
Signature:	____________________________________________________________________________
If Entity:	Name: _______________________________________________________________ ________
Title: ________________________________________________________________________
Address:	____________________________________________________________________________
____________________________________________________________________________
Telephone No.:	____________________________________________________________________________
Email Address:	____________________________________________________________________________

[Warrantholder signature page]